UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 12, 2021

Conagra Brands, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-7275	47-0248710
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

222 W. Merchandise Mart Plaza, Suite 1300 Chicago, Illinois	60654
(Address of principal executive offices)	(Zip Code)

(312) 549-5000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $5.00 par value	CAG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On August 9, 2021, Conagra Brands, Inc. (the “Company”) agreed to sell $500,000,000 aggregate principal amount of its 0.500% Senior Notes due 2023 (the “Notes”) pursuant to an underwriting agreement, dated August 9, 2021 (the “Underwriting Agreement”), by and among the Company and BofA Securities, Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC and Mizuho Securities USA LLC, acting as representatives of the several underwriters named therein. The offering of the Notes was registered under the Securities Act of 1933, as amended, pursuant to the Company’s Registration Statement on Form S-3 (Registration No. 333-258608). A prospectus supplement relating to the offering and sale of the Notes was filed with the Securities and Exchange Commission on August 10, 2021.

The terms of the Notes will be governed by an indenture, dated as of August 12, 2021 (the “Base Indenture”), as supplemented by a supplemental indenture, dated as of August 12, 2021 (the “First Supplemental Indenture” and, collectively with the Base Indenture, the “Indenture”), in each case by and between the Company and U.S. Bank National Association, as trustee. The Indenture contains customary covenants that, among other things, limit the ability of the Company, with certain exceptions, to incur debt secured by liens, engage in sale and leaseback transactions and enter into certain consolidations, mergers and transfers of all or substantially all of the assets of the Company and its subsidiaries, taken as a whole.

The Company may redeem some or all of the Notes at any time and from time to time prior to their maturity at the redemption prices described in the prospectus supplement. Upon the occurrence of a “Change of Control Triggering Event,” as defined in the First Supplemental Indenture, the Company will be required to offer to repurchase the Notes at 101% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to, but not including, the date of repurchase.

The Indenture contains customary events of default, including failure to make required payments of principal and interest, certain events of bankruptcy and insolvency and default in the performance or breach of any covenant or warranty contained in the Indenture or the Notes.

The Notes will mature on August 11, 2023 and bear interest at a rate equal to 0.500% per year, which will be paid beginning on February 11, 2022.

The Notes will be senior unsecured obligations of the Company and rank equally in right of payment with all of its other senior unsecured debt, are effectively junior to any of the Company’s secured debt to the extent of the value of collateral securing such debt, and are effectively junior to all existing and future secured and unsecured debt of the Company’s subsidiaries.

The underwriters and their affiliates have provided, are currently providing and in the future may continue to provide investment banking, commercial banking and other financial services, including the provision of credit facilities, to the Company in the ordinary course of business for which they have received and will receive customary compensation.

The foregoing description of the Indenture is qualified in its entirety by reference to the full text of the Base Indenture and the First Supplemental Indenture, copies of which are filed as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description contained under Item 1.01 above is hereby incorporated by reference in its entirety into this Item 2.03.

Item 8.01	Other Events.

In connection with the offering of the Notes, the following exhibits are filed with this Current Report on Form 8-K and are incorporated by reference herein: (i) the Underwriting Agreement, (ii) the Base Indenture, (iii) the First Supplemental Indenture and (iv) an opinion of Jones Day and related consent.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

1.1	Underwriting Agreement, dated August 9, 2021, by and among the Company and BofA Securities, Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC and Mizuho Securities USA LLC, acting as representatives of the several underwriters named therein.

4.1	Indenture, dated August 12, 2021, by and between the Company and U.S. Bank National Association, as Trustee.

4.2	First Supplemental Indenture, dated August 12, 2021, by and between the Company and U.S. Bank National Association as Trustee (including Form of Note).

5.1	Opinion of Jones Day.

23.1	Consent of Jones Day (included in Exhibit 5.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONAGRA BRANDS, INC.

Date: August 12, 2021	By:	/s/ Colleen R. Batcheler
		Name:	Colleen R. Batcheler
		Title:	Executive Vice President, General
Counsel and Corporate Secretary